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                                                            EXHIBIT (h)(8)(viii)

                EIGHTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         EIGHTH AMENDMENT, dated as of September 26, 2003 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, the Second Amendment dated as of March 28, 2002, the Third Amendment dated as of August 20, 2002, the Fourth Amendment dated October 30, 2002, the Fifth Amendment dated November 12, 2002, the Sixth Amendment dated February 10, 2003 and the Seventh Amendment dated March 24, 2003 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), ING INVESTMENTS, LLC ("ING") (successor to ING Pilgrim Investments,
LLC), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                  WITNESSETH:

         WHEREAS, ING, Aeltus and the Fund have requested, and upon this Amendment becoming effected, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

         2. Amendments to Section 1.1.

         a. Section 1.1 of the Agreement is hereby amended by the addition of the following new definition in alphabetical order:

         "`Index ETF' shall mean, on any Valuation Date, an open-ended registered mutual fund or unit investment trust that invests in a portfolio of stocks designed to track the performance and dividend yield of the S&P 500 Index."

         b. Section 1.1 of the Agreement is further amended by deleting the definitions of the following defined terms in their entirety and substituting in lieu thereof the following new definitions:

         "`Asset Reallocation' shall mean, with respect to any PPF, (a) the sale of Index Equities, Index Futures or Index ETFs held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Fixed Income Securities or (b) the sale of Fixed Income Securities held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Index Equities, Index Futures or Index ETFs."

         "`Equity Portfolio' shall mean, with respect to any PPF, all investments of such PPF which are Eligible PPF Investments defined in Sections 3.1(b)(v), (vi) or (vii)."

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         "`Lower Covered Expense Ratio' shall mean, with respect to PPF I through PPF VI, 1.75%, and for all other PPFs shall mean the sum, with respect to each Class of Shares for each such PPF, of the product of the Net Expense Percentage with respect to such Class of Shares and the Class Percentage with respect to such Class of Shares on such Valuation Date, less a percentage equal to the management fees paid to the Investment Adviser under the Investment Management Agreement by such PPF."

         c. Section 1.1 of the Agreement is further amended by the addition of the following new sub-section as part of the definition of "Market Value":

         "(ix)    with respect to any Index ETF held by a PPF, the product of
(A) the price per share of such Index ETF at the close of trading on such date, as published in Reuters America or in a Substitute Valuation Source, times (B) the number of shares of such Index ETF held by such PPF;"

         d. Section 1.1 of the Agreement is further amended by the addition of the following new sub-section as part of the definition of "Total Net Assets":

         "(xi)    the aggregate Market Value of all Index ETFs held by such PPF on such Valuation Date."

         3. Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended by deleting sub-sections 3.1(b)(v) and (vi) and replacing them with the following:

         "(v)     Index Equities;

         (vi)     Index Futures; and

         (vii)    Index ETFs."

         4. Amendment to Section 3.4. Section 3.4 of the Agreement is hereby amended by the renumbering of existing paragraphs (a) through (d) to be Section 3.4(a)(1) through (4) and the addition of a new Section 3.4(b) as follows:

         "In the event the Equity Portfolio's market value is $5 million or less, the Sub-Adviser may invest the entire amount of the Equity Portfolio's assets in Index Futures, in Index ETFs, or in a combination of Index Futures and Index ETFs, subject to any limitation on the Fund's investments in such securities. Notwithstanding the foregoing, at no time may the amount of the Equity Portfolio's assets which are invested in Index ETFs exceed $5 million."

         5. Amendments to Section 3.5 of the Agreement.

         a. Section 3.5 (a) of the Agreement is hereby amended by deleting, in clause (1), sub-clause (vi) in its entirety and inserting in lieu thereof the following new sub-clause:

         "(vi) 70% of the aggregate Market Value of all Index Futures and Index ETFs held by such PPF on the Valuation Date for such Business Day,"

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         b.       Section 3.5 (a) of the Agreement is hereby amended by the
addition of", Index ETFs" after "Index Equities" in the fifth line of clause (2) thereof.

         c. Section 3.5(d) of the Agreement is hereby amended by the addition of ", Index ETFs and/or Index Futures" after the words "Index Equities" in the second line thereof.

         6. Amendments to Section 4.2 of the Agreement.

         a. Section 4.2(b)(iv) of the Agreement is hereby amended by the addition of", Index Futures and/or Index ETFs" after the words "Index Equities" in the first and fourth lines thereof.

         b. Section 4.2(b)(vi) of the Agreement is amended by the addition of", Index ETFs and/or" after the words "Index Equities" in the second line thereof.

         c. Section 4.2(b)(vii) of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

         "(vii)   if such Event of Default is specified in Section 4.1 (b),
Index Futures, Index ETFs and Index Equities will be sold, to the extent practicable, in the following order of priority and manner, to the extent reasonably necessary to satisfy Section 4.2(b)(vi):

           (A) a pro-rata portion of all Index Futures held by such PPF shall be sold;

           (B) all Index Futures held by such PPF shall be sold;

           (C) a pro rata portion of all Index ETFs held by such PPF shall be sold;

           (D)all Index ETFs held by such PPF shall be sold;

           (E) a pro rata portion of all Index Equities shall be sold; and

           (F) all Index Equities shall be sold."

         7. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, ING, Aeltus and the Fund shall have executed and delivered this Amendment.

         8. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

         9. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         10. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AELTUS INVESTMENT MANAGEMENT,                         MBIA INSURANCE CORPORATION
INC.

/s/ Mary Ann Fernandez                                /s/ LOUIS G. LENZI
--------------------------------------                --------------------------
By: Mary Ann Fernandez                                BY: LOUIS G. LENZI
Title: Senior Vice President                          Title: Managing Director

ING EQUITY TRUST                                      ING INVESTMENTS, LLC

/s/ Robert S. Naka                                    /s/ Michael J. Roland
--------------------------------------                --------------------------
By: Robert S. Naka                                    By: Michael J. Roland
Title: SENIOR VICE PRESIDENT                          Title: EXECUTIVE VICE
                                                             PRESIDENT

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